UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2009 (April 23, 2009)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 23, 2009, the Compensation Committee of the Board of Directors of General Dynamics Corporation took the following actions:

•

Revised the form of severance protection agreement to be entered into with future executive officers to remove the provision providing for reimbursement of excise taxes that may become due upon a change of control;

•

Adopted a policy to no longer provide reimbursement of taxes triggered by the receipt of perquisites by the company’s executive officers, effective beginning with perquisites provided in the 2010 tax year; and

•	Approved amendments to the General Dynamics 2009 Equity Compensation Plan to:

•	Revise the third sentence of Section 6 of the Plan to reduce the maximum number of shares available for grants of restricted stock and participation units to 5,000,000 from 10,000,000.

•	Delete the following two sentences from Section 6 of the Plan:

“Shares of Common Stock subject to an Award that expire unexercised, or that are forfeited, terminated or canceled (in whole or in part), shall thereafter again be available for grant under the Plan, except as otherwise provided by the Committee. To the extent any shares of Common Stock covered by an Award are not issued to a Participant or Beneficiary because instead such shares are used to satisfy the applicable tax withholding obligations or to pay the purchase price of any Option or other Award or to the extent unrestricted shares of Common Stock are delivered by a Participant or Beneficiary to satisfy such obligations, then any such withheld or delivered shares shall be available for grant pursuant to the Plan, except as otherwise provided by the Committee.”

The amended Plan will be presented for shareholder approval at the company’s Annual Meeting of Shareholders to be held on Wednesday, May 6, 2009.

A copy of the General Dynamics 2009 Equity Compensation Plan incorporating the amendments (marked to show the amendments) is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 General Dynamics 2009 Equity Compensation Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

By:	/s/ John W. Schwartz
John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: April 23, 2009